CLARY CORPORATION
                     1960 South Walker Avenue
                    Monrovia, California 91016


April 6, 1999


Dear Stockholder:

You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Clary Corporation. The meeting will be held on Thursday May 20, 1999 at 3:00 o' clock P.M., local time at the office of Clary Corporation, 1960 South Walker Avenue, Monrovia, California 91016. I hope you will be able to attend.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of the Company's 1998 Annual Report.

Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. After reading the enclosed information, kindly complete, sign, date and promptly return the proxy in the enclosed envelope. No postage is required if it is mailed in the United States. Submitting the proxy will not preclude you from voting in person at the meeting should you later decide to do so.

Your cooperation in promptly submitting yours proxy is greatly appreciated.


						Very Truly yours,




						John G. Clary
						Chairman and Chief Executive

                      CLARY CORPORATION
                 1960 South Walker Avenue
                 Monrovia, California 91016


      NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS


April 6, 1999


	The 1999 Annual Meeting of Stockholders of Clary Corporation will be held at the Company's offices at 1960 South Walker Avenue, Monrovia, California, on
 May 20, 1999 at 3:00 o' clock P.M., for the following purposes:

(1) To elect a Board of Directors for the ensuing year.

(2) To approve an amendment to the Company's Articles of Incorporation increasing the authorized number of Common and Preferred shares.

(3) To approve a proposal authorizing conversion of debt owed to an Affiliate Company for shares of a new issue of Convertible Preferred Stock.

(4) To transact such other business as may properly come before the meeting.

Only Stockholders of record at the close of business on April 1, 1999 will be entitled to vote, either in person or by proxy. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.


							By Order of the Board of Directors,




							John J. Guerin
							Secretary

                         CLARY CORPORATION
                     1960 South Walker Avenue
                     Monrovia, California 91016


PROXY STATEMENT


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Clary Corporation (the "Company") to be voted at the 1999 Annual Meeting of Stockholders to be held on May 20, 1999.
Only holders of Common Stock of record, at the close of business on April 1,1999 are entitled to vote at the meeting or any adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders is April 6, 19

Votes cast by proxy or in person at the meeting will be counted by the Treasurer of the Company. Shares represented by proxies that reflect abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of votes cast on any matter submitted to the shareholders for a vote.

Shares referred to as 'broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionany authority to vote, those shares will be trated as not present and not antitled to vote with respect to that matter(eventhough those shares mnay be considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees will be voted as indicated in the accompanying proxy card.

In the election of directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares will be elected. Votes cast against a candidate or votes withheld will have no legal effect.
No shareholder shall be entitled to cumulate votes in the election of directors (i.e., cast for any candidate a number of votes greater than the number of the shareholder's shares) unless such candidate's name have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which vites may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder may determine. In the event that the conditions precedent to cumulative voting are satisfied, the Board of Directors intends to distribute ratably(or as closely thereto as is reasonably practicable so as not to require fractional votes) among the nominees for office named in this Proxy Statement any votes for which it holds a Proxy. If voting is not conducted by cumulative voting, each share will be entitled to one, and the holders of a majority of shares voting at the meeting will be elect all of the directors.
In such event, the others shareholders will be unable to elect any director or directors.

On all matters other than the election of directors, each share of Common Stock is entitled to one vote, and the affirmative vote of the majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the quorum) is required for the shareholders to take action. Assuming the presence of a quorum, the shareholders present at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. On April 1,1999, a total of 1,807,419 shares of Common Stock was outstanding.

ITEM 1
ELECTION OF DIRECTORS

Action will be taken at the meeting for the election of seven directors of the Company. It is the intention of the persons named in the enclosed proxy to distribute the votes represented by the proxies which they hold among the seven candidates named in such proportions as they see fit. If any candidate should be unable to serve or should otherwise be unavailable (which the Board of Directors now has no reason to foresee), the proxy grants discretionary authority to vote for other candidates. The directors elected at the meeting will serve until the next Meeting of Shareholders and the election of their successors.

The following schedule sets forth certain information concerning the nominees for election as directors including their principal occupation and business experience during the past five years.


Nominees for Election to the Board of Directors
-----------------------------------------------
DONALD G ASH
Mr. Ash, age 63, has been a director since 1972. He was President, Treasurer and Chief Executive Officer of Clary Corporation from June 1973 to December 31, 1995. Mr. Ash is currently semi-retired and part-time Treasurer and Assistant Secretary of Clary Corporation.

JOHN G. CLARY
Mr. Clary, age 72, has been a director since 1972 and the Chairmen of the Board of Clary Corporation since 1976. He is also the President and Chief Executive Officer of Addmaster Corporation, a manufacturer of business machines. Mr. Clary is also a stockholder and Director of Addmaster Corporation. Mr. Clary is the father of John P. Clary and Hugh L. Clary.

JOHN P. CLARY
Mr. Clary, age 41, has been a director since 1987. Mr. Clary is the Director of Engineering of Addmaster Corporation and has been a Director of that Corporation since November 1984. He holds a Ph.D. in Electrical Engineering from Standford University.

HUGH L. CLARY
Mr. Clary, age 38, has been a director since 1992. Mr. Clary has been a Vice-President and Secretary of Addmaster Corporation since 1989. He holds a Masters in Business Administration from Duke University.

RUSSELL T. GILBERT
Mr. Gilbert, age 69, has been a director since 1996. Mr. Gilbert served since 1959 as Founder, President and Chief Executive of CIMCO, Inc., a plastic products company. Mr. Gilbert also served on Clary Corporation's Board from 1972 to 1983.

JOHN J. GUERIN
Mr. Guerin, age 73, has been a director and Secretary since 1971. Mr. Guerin is a practicing attorney.

RICHARD W. HENSON
Mr. Henson, age 47, has been a director since December 1998. Mr. Henson has been the Executive Vice President and Chief Operating Officer of Clary Corporation since January 1, 1996. From 1992 to 1995 Mr. Henson was a working partner with Adept Group Inc., a business development firm specializing in technical consulting.

The Board of Directors Recommends A Vote FOR The Election of All The Nominees to The Board of Directors.

BOARD OF DIRECTOR MEETING AND COMMITTEES

The Board of Directors held five (5) meetings during fiscal 1998.  During Fiscal
1998, each of the current directors attended at least seventy-five percent (75%)
of the meetings of the Board of Directors and the committees in which they served (during the period that they served).
The Board of Directors has Audit,Compensation and Executive Committees. The
Company has no standing Nominating
Committee	The Audit Committee, which consisted of Mr. Gilbert and Mr. Hugh L.
Clary, met once during fiscal 1998. The Audit committee, among other things, reviews the scope and results of audit and non-audit functions and budgets the expenses of the Company.
The Compensation Committee, which consisted of Mr. John G. Clary (Chairman of the Committee), Mr. Gilbert, and Mr. John P. Clary, met once during fiscal 1998.
The Compensation Committee, among other things, reviews and approves or amends the recommendations of the President of the Company as to appropriate compensation for the key employees of the Company, periodically reviews the general compensation levels for executives in similar industries and makes recommendations to the full Board with respect to compensation of the President.
The Executive Committee, which consisted of Mr. Ash, Mr. John G. Clary, Mr. John
P. Clary and Mr. Guerin, did not meet during fiscal 1998.
The Executive committee exercises all the powers and authority of the Board of
Directors in the management of business and affairs of the Company which are permitted by the Bylaws of the Company to be exercised by the Executive
Committee.

                          DIRECTOR COMPENSATION
                          ---------------------
In 1998, Mr. Guerin received $350 per month for his services as Secretary of the Company. He was the only director to receive compensation for his services on the Board.

                            STOCK OWNERSHIP
                            ---------------
Stock Ownership of nominated Directors and Executive officers:

				                    	        	  	Amount of Common Stock   	Percent
Name of Owner					         	           Beneficially owned	    	of Class
--------------                       ---------------------     --------
Donald G. Ash						                        96,595 (1)            4.9%
John G. Clary						                       271,359 (2)	         	13.7%
John P. Clary						                       144,638 (3)			         7.3%
Hugh L. Clary					 	                       89,902			             4.6%
Russell T. Gilbert					  	                 37,000		            	 1.9%
John J. Guerin						                        2,100		          	    .1%
Richard W. Henson				 	                    42,000 (4)		       	  2.1%
All executives officer and director
as a group (7 person) 	                   840,143 (5)		        	42.5%

(1) Includes 10,000 shares subject to stock options exercisable on or within 60 days after the record date and 733 shares issuable on conversion of 637 shares of the Company's Preferred Stock.

(2) Includes (i) 20,000 shares issuable on conversion of the Company's 91/2% notes held by Mr. Clary's Living Trust, and (ii) 6,395 shares issuable on conversion of the Company's Preferred Stock owned by Mr. Clary's Living Trust.

(3) Includes 50,000 shares issuable on conversion of the Company's 91/2% notes.

(4) Includes 40,000 shares subject to stock options on or within 60 days after the record date.

(5) Includes 50,000 shares subject to stock options exercisable on or within 60 days after the record date,110,000 shares issuable on conversion of the Company
91/2% notes, 7,128 shares issuable on conversion of the Company's Preferred stock, and John G. Clary as Trustee with voting power for the Harland W. Gerds
Trust.

                            PRINCIPAL STOCKHOLDERS
                            ----------------------
The following table sets forth the only person known by the Company to own beneficially five percent or more of the Company's Common Stock on April 1, 1999 and the beneficial ownership of the Company's officers and directors as a group on that date:

                                              Amount and 						Nature of
					                                     	  	Beneficial			    	Percent
Name and Address  			                      	  Ownership       	of Class
-------------------                           ----------       ---------
John G. Clary, Living Trust and as Trustee
For the J&B Clary Community
Property Trust				                            		271,359(1)		     	13.7%
2850 Thorndike Rd.
Pasadena, CA 91107

John G. Clary as Trustee for the			            	156,549(2)			      7.9%
Harland W. Gerds Trust
2850 Thorndike Rd.
Pasadena, CA 91107

John P. Clary					                             	144,638(2)       	 7.3%
2320 Lambert Drive
Pasadena, CA 91107

Addmaster Corporation				                      	481,258(2)	     		20.3%
2000 S. Myrtle Avenue
Monrovia, CA 91016

(1) Includes (i) 20,000 shares issuable on conversion of the Company's 91/2% notes held by Mr. Clary's Living Trust, and (ii) 6,395 shares issuable on conversion of the Company's Preferred Stock owned by Mr. Clary's Living Trust.

(2) Includes 50,000 shares issuable to Mr. John P. Clary, 40,000 shares issuable to Harland W. Gerds and 400,000 shares issuable to Addmaster Corporation on conversion of the Company's 91/2% notes.

                             EXECUTIVE OFFICER
                             ------------------

Richard W. Henson, 47, President of Clary Corporation since February 28, 1999 has been Executive Vice President and Chief Operating Officer of Clary
Corporation since January 1, 1996. From 1992 to 1995 Mr. Henson was a working partner with Adept Group Inc., a business development firm specializing in technical consulting. From 1988 to 1991, Mr. Henson was President and CEO of
White Gloves Executives, Inc.

The following table sets forth for the fiscal year ended December 31, 1998, certain information concerning compensation paid to Mr. Henson, the highest paid officer of the Company.


                        SUMMARY COMPENSATION - TABLE
                            Annual Compensation (1)

                                                                Long-Term
                                              Salary	    Bonus		Compensation
Name & Principal Position		   	Year 	            $     	    $ 	  # Options
-------------------------      ----           ------     -----  ------------
Richard W. Henson			           1998	          84,000	       -      40,000
Executive Vice-President

All other executive officers
as a group	                    1998	          51,825	       -		       -
				                          	1997	          40,200	       -         -
					                          1996	          40,200	       -		       -
					                          1995	          93,700	       -		       -


(1) Mr. Henson did not receive any other annual compensation or perquisites or other personal benefits, securities and property which is the aggregate amount of such compensation exceeds 10% of the total of annual salary and bonus.
 reported for Mr. Henson. Mr. Henson has no long-term employment contracts with the Company.

Stock Option Plans
During the year ended December 31, 1998, there were no options granted or exercised to any officers under the Employee Incentive Stock Option Plan adopted in 1984 ("1984 Plan")
The following table reflects certain information as to options held by Mr.Henson as of December 31, 1998:


               			               						No. of Unexercised Options
								                               Excercisable		Unexercisable
                                       -----------   ------------
Richard W. Henson						                  40,000		         -


ITEM 2
INCREASE IN THE NUMBER OF COMMON AND PREFERRED SHARES

At the Annual Meeting the stockholders will be asked to amend Article IV of the Articles of Incorporation of the company. This Amendment will provide for (1) the increase of the authorized number of shares of $1.00 par value Common Stock from 3,000,000 shares to 10,000,000 shares, and (2) the increase of $5.00 par
Preferred Shares from the existing 26,602 shares, (which will be re-designated as Class A), by allowing for the issuing of a new series of Preferred Shares up to a limit of 1,000,000 shares. The Article also provides that the Board of Directors may issue additiional series of Preferred Shares with terms as they determine, without shareholders approval.The full text of Article IV is attached as Exhibit A. Other than issuance provided in Item 3 below there are no plans for any additional issuance of Preferred Shares at the present time.

The Board of Directors believes it is important that additional Preferred and Common Stock are available for issue to enable the Company to increase its capital structure, as required, to provide for expansion, and to maintain certain ratios required by loan convents or listing requirement that arise from time to time. Because of the losses incurred in 1998 it is imperative that the capital structure be increased at this time.

The Board of Directors Recommends a Vote FOR the Adoption of the Amendment to
Increase the Authorized Number of Common and Preferred Shares and to Allow the
Board to Issue Preferred Shares Without Shareholder Approval.


ITEM 3
AUTHORIZE CONVERSION OF DEBT OWED TO AFFILIATE COMPANY FOR A NEW ISSUE OF
CONVERTIBLE PREFERRED STOCK

Subject to the approval of Item 2 the Stockholders will be asked to approve the exchange of 55,000 shares of a new class of Preferred Stock for the cancellation of a $550,000, 9% note due January 15, 2000 to an affiliate
(Addmaster Corporation). The complete terms of the new class proposed by the Board are attached as Exhibit B. The terms provide for an annual dividend of $0.70 per share, 7% of the $10.00 issue price, and a convertibility into Common
Stock at a ratio of 8 to 1. These Preferred Shares,known as the Series B preferred Shares, will have a $10.00 liquidation preference (plus accrued and unpaid dividends) and will include provisions concerning the company's optional redemption, adjustment of the conversion rate and other provisions typical to preferred stocks.

The approval of this proposal will increase the Stockholders Equity by $550,000.
An increase in equity is necessary at this time to maintain the current ratios and working capital requirements as specified in the Company's the Receivables
Financing line with our bank.

The Board of Directors Recommends A Vote FOR the Authorization to Convert Debt
Owed to an Affiliated Company for a New Issue of Convertible Preferred Stock.


Affiliated Company
------------------
Clary Corporation and Addmaster Corporation are affiliated due to both common management and ownership. John G. Clary, Chairman and Chief Executive Officer of
Clary Corporation is also the President and Chief Executive officer of Addmaster
Corporation. Mr.Clary is also the major shareholder of both Corporations. His sons Doctor John P. Clary and Hugh L. Clary are also Directors of Clary
Corporation as well as Officers and Directors of Addmaster Corporation. Both of
these gentlemen are also substantial shareholders in both Clary Corportion and
Addmaster Corporation.





Page 5
The following major transactions have taken place between Clary Corporation and Addmaster Corporation over the past few years.

(1) During 1996 and 1998 Addmaster loaned Clary $325,000 and $75,000 respectively under 103/4% secured promissory notes. The loans are secured by a second position to Clarys bank on all assets of the Company and are due on April 16, 1999.

(2) Clary purchased inventory items from Addmaster accounting to $603,000 in 1998 and $544,000 in 1997.

(3) During 1996 Addmaster loaned to Clary $400,000 in exchange for a $400,000,
 91/2% convertible subordinated debenture due October 17, 2000.

(4) On December 31, 1998 Addmaster exchanged $150,000 in cash and $400,000 in past due accounts payable from Clary for a $550,000, 9% long-term note due
 January 15, 2000. Clary has the option to have Addmaster convert this note for the new 7% Cumulative Preferred Stock if such issue is approved by Clary stockholders.

Amounts due from Clary to Addmaster at December 31, 1998 were included in the following balance sheet accounts:


                                            								1998
                                                  ---------
Short-term notes payable	                      				$400,000
Accounts Payable		                             				$123.000
Long-term liabilities
   91/2% subordinated convertible notes		        		$400,000
   9% subordinated convertible notes			           	$550,000


MISCELLANEOUS

On the date of this Proxy Statement, management did not know of any other business to be acted upon at the meeting, other than these described in this Proxy Statement. Should other business be properly presented for action, the proxies solicited hereby will be voted in accordance with the judgment of the proxy holders.
A representative of Stonefield Josephson, the Company's independent public accountants, is expected to be present at the meeting to make a statement if he or she desires to do so and to respond to appropriate questions from sharehol-ders.
If the enclosed form of proxy is signed and returned, it will be voted. Any shareholder has the power to revoke such shareholder's proxy before it is voted.
A proxy may be revoked by delivery in writing a note to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and delivered to the Secretary of the Company, or by attendance at the meeting and voting in person by the person executing the proxy.
The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph. It is anticipated that banks,brokerage houses and other custodian, nominees or fiduciaries will be requested to forward proxy solicitation material to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed for their out-of packet expenses incurred in connection therewith. Director, officers and regular employees of the Company may also solicit proxies by such methods without additional remuneration.


Shareholder Proposals
At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Meeting other than the proposals specifically set forth in the Notice of Annual Meeting of Stockholders and referred to herein. If any other matters are properly presented for action at the Meeting, it is intended that the persons named in the accompanying Proxy will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

Any proposal which a stockholder intends to present at the next Annual Meeting of Stockholders, to be held in 2000, must be received in writing at the office of the Company set forth on the first page of this Proxy Statement by January 4, 2000 if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  EXHIBIT A.
                           PROPOSED AMENDMENT TO
                        ARTICLES OF INCORPORATION

FOUR:This corporation is authorized to issue two classes of stock, designated, respectively, "preferred" and "common", or "preferred shares" and"common shares." The total number of shares which this corporation has authority to issue is eleven million (11,000,000), divided into one million (1,000,000) shares of preferred stock of the par value of five dollars ($5) per share, and ten million (10,000,000) shares of common stock of the par value of one dollar ($1) per share. The aggregate par value of all shares shall be fifteen million dollars($15,000.000)

Preferred shares issued prior to the date hereof are designated Series A Preferred Stock and the preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock shall be as described in Paragraph 5 below (and all references in Paragraph 5 below shall be deemed to be references to the Series A Preferred Stock). Shares of Preferred Stock, in addition to the Series A Preferred Stock, may be issued from time to time in one or more series. The Board of Directors is authorized tO fix the number of shares of any such additional series of Preferred Stock and to determine the designation of any such series. Notwithstanding the preferences, privileges and restrictions set forth in Paragraph below relating to the Series A Preferred Stock, the Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, whitin the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the numbers of shares constituing any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

EXHIBIT B.
TERMS OF CERTIFICATE OF DETERMINATION
OF CONVERTIBLE CUMULATIVE PREFERRED STOCK

1.Designation and Number of Shares:
The preferred shares created and authorized hereby shall be designated as the "Series B Convertible Cumulative Preferred Stock" ("Series B Preferred Stock"). The number of shares of Series B Preferred Stock shall be 55,000. The Series B Preferred Stock shall be issuable solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distribution and to have the benefit of all other rights of holders of shares of Series B Preferred Stock as set forth herein and in the Articles of Incorporation.

2.	Definitions:
Capitalized terms used herein have the meanings assigned to them herein. The following terms, which are not otherwise defined herein, when used herein have the meanings set forth below:

 "Common Stock" means the common stock of the Company.

 "Company" means Clary Corporation, a California corporation.

 "Conversion Rate" has the meaning specified in Section 7(a).

 "Determination Date" means, with respect to any dividend or other distribution, the date fixed for the determination of the holders of shares of capital stock of the Company entitled to receive such dividend or distribution, or if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution.

 "Liquidation" means (i) the date of the final distribution of the assets of the Company upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) a sale of all or substantially all of the assets of the Company in a single transaction or in a series of related transactions, or (iii) a merger in which the shareholders of the Company existing immediately prior to the effectiveness of the merger hold less than 50% of the outstanding capital stock of the company surviving the merger

"Junior Securities" means the shares of Common Stock and the shares of any other class or series of capital stock of the Company which (by the terms of the Articles of Incorporation or of the instrument by which the Board acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof) shall be subordinated to the Series B Preferred Stock in respect of the right to receive assets of the Company in liquidation.

"Parity Securities" means the shares of any class or series of capital stock of the Company which (by the terms of the Articles of Incorporation or of the instrument by which the Board, acting pursuant to authority granted in the Articles of Incorporation, shall fix the relative rights, preferences and limitations thereof) shall, in the event that the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Series B Preferred Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution of assets if all sums payable were discharged in full.

"Redemption Price" means the Liquidation Preference plus all dividends which have accrued in accordance with Section 4 but have not yet been paid.

3.	Voting Rights:
The holders of Series B Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class in any and all matters with respect to which holders of Common Stock have voting or consent rights. Each share of Series B Preferred Stock shall be entitled to cast such number of votes as are equal to the number of votes which could be cast by the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible; provided,however, than any fractional shares attributable to a shareholder as a result of computing from the voting conversion calculation shall be disregarded for voting purposes. The Conversion Rate to be used in connection with the foregoing shall be the Conversion Rate in effect immediately prior to the date fixed for the determination of holders of Common Stock entitled to vote on such matter.The holders of the Series B Preferred Stock and the holders of Common Stock shell vote as one class except as otherwise provided by law or this certificate.

4.	Dividends:
The holders of outstanding Series B Preferred shares shall be entitled to receive, when and as declared by the Board of Directors of the Company, out of any assets at the time legally available, dividends at the annual rate of $0.70 per share of Series B Preferred Stock, and no more, payable in cash annually on December 31 of each year to holders of record of shares of Series B Preferred Stock on a date not more than 60 nor fewer than 10 days preceding each respective payment date as specified by the Board of Directors or, if not so specified, as provided by law. Dividends shall accrue on each share of Series B Preferred Stock from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Dividends should be cumulative so that if dividends in respect of any previous annual dividend period at that annual rate per share shall not have been paid on or declared and set apart for all shares of Series B Preferred stock at time outstanding, the deficiency shall be fully paid on or declared and set apart for those shares before the Company makes any Distribution (as defined below) to holders of Common shares. "Distribution" in this section 4 means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Company which are juniors to the shares of Series B Preferred Stock as to dividends or assets) or the purchases or redemtion of shares of the Company for cash or property (except such junior sahres), including any such transfer, purchase, or redemtion by a subsidiary of the company. The of any Distribution by way of dividend shall be the date of declaration and the time of any Distribution by purchase or redemption of shares or otherwise than by dividend shall be the day cash of property is transferred by the Company, whether or not pursuant to a contract of an earlier; provided that when a debt obligation that is a security is issued n exchange for shares the time of the Distribution is the date when the Company acquires the shares in exchange.


5.	Redemption by the Company.
   -------------------------
(a)	At any time, or from time to time, after the second anniversary of the date of issuance of the Series B Preferred Stock, the Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Company, upon the giving of notice as provided in Section 5(b) hereof, at the Redemption Price, without interest.
(b)	At least 30 days, but not more than 60 days, prior to the date fixed for the redemption of shares of Series B Preferred Stock pursuant to Section 5(a)
 hereof (the "Redemption Date"), written notice of such redemption shall be mailed to each holder of record of shares of Series B Preferred Stock to be redeemed in a postage prepaid envelope sent by first class mail and addressed to such holders at their last addresses as they shall appear on the stock register of the Company; provided, however, that no failure to give such notice  by mail, nor any defect therein or in the mailing thereof, shall affect the validity of the proceeding for the redemption of the shares of Series
 B Preferred Stock to be redeemed.


Each such notice shall state:
			(i)	the Redemption Date;
			(ii)	the number of shares of Series B Preferred Stock to be redeemed and, if less than all of the shares of Series B Preferred Stock held by such holder are to be redeemed from such holder, the number of shares of Series B
   Preferred  Stock to be redeemed from such holder and the method used to calculate such number;
			(iii)	the Redemption Price; and
			(iv)	the place or places where certificates for such shares of Series B

   Preferred Stock are to be surrendered for payment of the Redemption Price.

On or after the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender its certificate or certificates for such shares of Series B Preferred Stock to the Company at the place designated in such notice, and thereupon, the Redemption Price for such shares of Series B Preferred Stock shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In the event that fewer than all of the shares of Series B Preferred Stock represented by such certificate shall be redeemed, a new certificate will be issued to the person whose name appears on such certificate representing the unredeemed shares of Series B Preferred Stock. If the notice of redemption shall have been duly given, and if on any Redemption Date funds necessary for the redemption shall be available then, notwhitstanding that the certificates evidencing any shares of Series B Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to the shares of Series B Preferred Stock so called for redemption shall cease to accrued after the Redemption Date and all rights with respect to the shares of Series B Preferred Stock so called for redemption shall after that date cease and terminate, except only the right of the holders such Series B Preferred Stock so called for redemption to receive the Redemption Price without interest upon surrender their certificates.

(c)	If, on or before any Redemption Date, the Company deposits with any bank or trust company in California, as a trust fund, (1) a sum sufficient to redeem, on the Redemption Date, the shares of Series B Preferred Stock called for redemption and (2) irrevocable instructions and authority to the bank or trust company to give notice of redemption thereof (or to complete the giving of the notice if already commenced) and to pay, on and after the Redemption Date or prior thereto, the Redemption Price of the shares of Series B Preferred Stock to their respective holders upon the surrender of their share certificates, then from and after the date of deposit (although prior to the Redemption Date), the shares so called shall be redeemed and dividends on those shares shall cease to accrue after the Redemption Date. The deposit shall contitute full payment of shares to their holders and from and after the date of deposit the shares shall no longer be outstanding and the holders shall cease to be shareholders with respect to those shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Redemption Price of the shares without interest (upon the surrender of their certificates) and any rights of converstion which may be provided for those shares in the resolution fixing the terms thereof. Any money so deposited on account of the Redemption Price of Shares B Preferred that are converted after the making of that deposit shall be repaid to the Company forthwith upon conversion of such sahres of Series B Preferred Stock. Any interest accrued on any funds so deposited shall be property of, and paid to, the Comnpany. If the shares of Series B Preferred Stock so called redemption shall not, at the end of the two years form Redemption Date, have claim any funds so deposited, the bank or trust company shall pay over to the Company the unclaimed funds, and the bank or trust company shall thereafter be relieved of all responsability to those holders and those holders shall look only to the Company for payment of the Redemption Price.

(d)	If fewer than all of the shares of Series B Preferred Stock are to be redeemed, the Board of Directors of the Company shall allocate the aggregate number of shares to be redeemed pro rata (or as nearly pro rata as practicable) or by lot or in such other manner as the Board may determine.

6.	Priority of Series B Preferred Stock in event of Liquidation, Dissolution or
   Winding Up:
In the event of any Liquidation, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of Series B
Preferred Stock shall be entitled to receive, out of the remaining net assets of the Company, the amount equal to the sum of (i) ten dollars ($10.00) and
(ii) an amount equal to all dividends which have accrued in accordance with
Section 4 but have not yet been paid (the"Liquidation Preference") in cash for each share of Series B Preferred Stock, before any payment shall be made or any assets distributed to the share holders of Common Stock or any Junior securities upon such Liquidation. If upon any Liquidation the amounts payable with respect to the liquidation Preference of shares of Series B Preferred
Stock and any Parity Securities are not paid in full, the holders of shares of
Series  B Preferred Stock and of the Parity Securities will share pro rata in the amount payable and other property distributable with respect to such
Liquidation so that the per share amounts to which holders of shares of Series
B Preferred Stock and the Parity Securities bear to each other.Except as otherwise provided in this Section 6, holders of shares of Series B Preferred
Stock shall not be entitled to any distribution in the event of liquidation.
Neither a consolidation, merger or other business combination of the Company with or into another corporation or other entity, nor a sale or transfer of all or part of the Company's assets for cash, securities or other property shall constitute a Liquidation for purposes of this Section 6. With regard to rights to receive distribution upon Liquidation, the Series B Preferred Stock shall rank prior to any other equity securities of the Company, including the Common
Stock of the Company except with respect to Parity Securities.


7.	Conversion:
(a)	Optional Conversion
The shares of Series B Preferred Stock are convertible, at any time or from time to time prior to the close of business on the Redemption Date, in whole or in part, at the option of the holders thereof ("Optional Conversion"), unless previously redeemed, into shares of Common Stock at a rate of eight shares of Common Stock for each share of Series B Preferred Stock (the "Conversion Rate"), subject to adjustment as set forth below. The right of conversion of any shares of Series B Preferred Stock called for redemption will terminate at the close of business on the Redemption Date with respect to such shares of Series B Preferred Stock.

Optional Conversion of shares of Series B Preferred Stock may be effected by delivering the certificates evidencing such shares of Series B Preferred Stock, together with written notice of conversion and proper assignment of such certificates to the Company or in blank, to the office maintained by the Company for that purpose. Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied and the person or persons entitled to receive the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock shall be treated for all purposes as the record holder of such shares of Common Stock at such time on such date. The Optional Conversion shall be at the Conversion Rate in effect at such time on such date.

(b)	Issuance of Common Stock Certificates.
Upon any conversion described in Section 7(a) above, the Company shall, as soon as practicable after the surrender for conversion of certificates evidencing shares of Series B Preferred Stock and compliance with any other required conditions, deliver to the person for whom such shares of Series B Preferred Stock are so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled, together with a cash payment in respect of any fraction of share of Common Stock as hereinafter provided.

(c)	Adjustment.
The Conversion Rate is subject to adjustment from time to time as provided below in this Section 7(c).
			(i)	If the Company shall fix a Determination Date with respect to the payment of, or the making of, a dividend or other distribution with respect to its
   Common Stock in shares of Common Stock (including by way of reclassification of any shares of its Common Stock), the Conversion Rate in effect at the opening of business on the day following the Determination Date shall be increased by multiplying such Conversion Rate by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Determination Date, excluding the effect of such dividend or distribution, plus the total number of shares of Common
   Stock constituting such dividend or other  distribution, and the denominator of which shall be the numberof shares of Common Stock outstanding at the close opf business on the Determination Date, excluding the effect of such dividend or distribution, such increase to become effective at opening of business on the day following the Determination Date. For the purposes of this clause (i), the number of shares oc Common Stock at any time out-
   standing shall not include shares held in the treasusry of the Company and the numbers of shares constituting such dividend or other distribution shall included , if applicable , shares represented by cash issued in lieu of fractional shares of Common Stock.

  (ii)If outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely in case outstanding shares of Common Stock shall be combined into a lesser number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective sahll be proportionately reduced, such increase or reduction, as the case may be, become effective at the opening of business on the day following the day upon which such subdivision or splitor combination becomes effective.

  (iii)All adjustments to the Conversion Rate will be calculated to the nearest 1/100th of a share of Common Stock. No adjustment in the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent in the Conversion Rate; provided, however, that any adjustments which by reason of this Section 7(c)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Conversion Rate shall be made successively

(d)	Adjustment for Reorganization:
 Consolidation or Merger. If there shall occur any capital reorganization or any reclassification of the capital stock of the Company, consolidation, merger or other business combination of the Company with or into another corporation or other entity, or the conveyance of all or substantially all of the assets of the Company to another corporation or other entity, each share of Series B Preferred Stock shall thereafter be convertible into the number of shares or other securities or property to which a holder of the numbers of shares of Common Stock deliverable upon conversion of each share of Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance. In any such case, appropiate adjustment (as determined by the Board) shall be made in the application of the provision hereof with respect to the rights of holders of shares of Series B Preferred Stock such that the provisions hereof (including whitout limitation, provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares or other property thereafter deliverable upon the conversion of the shares of Series B Preferred Stock.

(e)	Computation and Notification of Adjustment.
  Whenever the Conversion Rate is adjusted as provided in Section 7, the Company shall:

			(i)	forthwith compute the adjusted Conversion Rate in accordance with this
   Section 7 and prepare a certificate signed and verified by the Chairman of the Board, the President or a Vice President of the Company and by the Chief
   Financial Officer, the Treasurer or an Assistant Treasurer of the Company
   setting forth the adjusted Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, and shall maintain such certificate at its principal executive office; and
			(ii)	mail a notice stating that the Conversion Rate has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Conversion Rate, to the holders of record of the outstanding shares of Series B Preferred Stock at their last addresses as they shall appear on the stock register of the Company, as soon as practicable after such adjustment has been made.

9.No Fractional Shares.
  No fractional shares of Common Stock shall be issued upon the conversion of any shares of Series B Preferred Stock. Upon any such conversion, in lieu of any fractional share of Common Stock otherwise issuable in respect of the aggregate number of shares of Series B Preferred Stock of any holder that are converted, such holders shall be entitled to receive an amount in cash (computed to the nearest cent, with one-half cent rounded upward) equal to the same fraction of the current value of one share of Common Stock, such value to be conclusively determined by the Board in its sole and absolute discretion If more than one share of Series B Preferred Stock shall be surrended for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrended.
10.	Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be sufficient to permit the conversion of all the shares of Series B Preferred Stock then outstanding.
11.Status of Redeemed or Converted Series B Preferred Stock.  So long as shares of Series B Preferred Stock remain outstanding, shares of Series B Preferred Stock redeemed by the Company or converted into shares of Common Stock will be restored to the status of authorized but unissued shares of Series B Preferred Stock and may thereafter be issued as shares of Series B Preferred Stock.
  Upon the redemption or conversion of shares of Series B Preferred Stock such that no shares of Series B Preferred Stock remain outstanding, all unissued shares of Series B Preferred Stock will be restored to the status of authorized bur unissued shares of Preferred Stock whitout designation as to series and may not thereafter be issued as shares of Series B Preferred Stock.



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